Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GCM Grosvenor Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share			(1)(2)		(1)		(1)
	Equity	Preferred Stock			(1)(2)		(1)		(1)
	Debt	Debt Securities			(1)		(1)		(1)
	Other	Depositary Shares			(1)		(1)		(1)
	Other	Warrants			(1)		(1)		(1)
	Other	Purchase Contracts			(1)		(1)		(1)
	Other	Units			(1)		(1)		(1)
	Unallocated (Universal) Shelf	—	457(o)		(1)(2)		(3)	$50,000,000		$153.10 per $1,000,000	$7,655.00	(4)
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	—		—		$300,000,000	(5)	—	—		Form S-3	333-265278	July 29, 2022	$27,810.00
	Total Offering Amounts							$350,000,000			$35,465.00
	Total Fees Previously Paid										$27,810.00
	Total Fee Offsets										—
	Net Fee Due										$7,655.00

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Class A common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into Class A common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire Class A common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, depositary shares or preferred stock or upon exercise of Class A common stock warrants registered hereunder. The maximum aggregate offering price of all securities issued pursuant to this registration statement will not exceed $350,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(5)	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $350,000,000 pursuant to a registration statement on Form S-3 (File No. 333-265278) initially filed with the Securities and Exchange Commission on May 27, 2022 (the “Expiring Registration Statement”) and, in connection therewith, paid a filing fee of $32,445. Of such securities, an aggregate of $300,000,000 remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $27,810 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.